<u>REVENUE SHARING AGREEMENT</u>

(Orchard Drilling Program Funding)

This Revenue Sharing Agreement (the "Agreement"), dated as of __________, 2005 (the "Effective Date") is entered in to by and between Maxim TEP, Inc., a Texas corporation ("Maxim") and ______________, a [describe company or individual] ("Investor").

RECITALS:

A. Maxim is the owner of a working interest ("WI") and a net revenue interest ("NRI") in the oil and/or gas wells described on Exhibit A (the "Wells").

B. Investor has invested the sum of $________ in Maxim (the "Investment") in return for ____ Units, each Unit consisting of (i) a 24 month, 9% Note, and (ii) a .0714% revenue share in the proceeds of production attributable to and derived from Maxim's NRI (Investor's percentage share of the proceeds attributable to Maxim's NRI being referred to as the ("Net Revenue Share").

C. Maxim and Investor have entered into this Agreement to memorialize the terms and conditions applicable to the Investment, and the payment of the Net Revenue Share.

Now, therefore, in consideration of the foregoing and the mutual covenants contained in this Agreement, Maxim and Investor hereby agree as follows:

AGREEMENTS:

1. <u>The Net Revenue Share</u>.

(a) Subject to the terms and conditions of this Agreement, Maxim assigns and transfers to Investor the Net Revenue Share.

(b) The following terms shall apply in calculating the amount payable to Investor as its Net Revenue Share:

(i) "Expenses" shall mean an amount equal to Maxim's WI percentage of all costs (whether such costs are paid directly by, or on behalf of, Maxim) incurred in connection with the Wells, including, without limitation, (A) drilling, completion and production costs, (B) marketing costs, (C) transportation costs, (D) compression, treating and processing costs, (e) costs of royalties, overriding royalties and similar burdens, (E) ad valorem taxes, (F) taxes measured by the gross production from the Wells, and (F) other reasonable and necessary costs associated with the exploration, production, marketing and sale of production attributable to the Wells.

(ii) "Maxim's Gross Proceeds" shall mean an amount equal to Maxim's WI percentage of proceeds from the sale of production attributable to the Wells.

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(iii) "Maxim's Net Revenue" shall mean an amount equal to Maxim's Gross Proceeds *less* Expenses.

(c) Investor's Net Revenue Share shall be an amount equal to the product of Maxim's Net Revenue multiplied by Investor's percentage Net Revenue Share.

(d) Maxim agrees to pay Investor's Net Revenue Share as and when Maxim receives payments for Maxim's Net Revenue, with each Net Revenue Share payment being made no later than thirty (30) days after Maxim receives payments for Maxim's Net Revenue. Investor acknowledges and agrees that Maxim is not the operator of the Wells, does not directly sell Maxim's WI share of production, and therefore does not control the timing of payments for the sale of production from the Wells. Maxim shall have no liability whatsoever to pay Investor the Net Revenue Share unless and until Maxim receives payment for Maxim's Net Revenue. Investor shall be responsible for all income and similar taxes attributable to the Net Revenue Share paid to Investor.

(e) Maxim agrees to pay Investor the Net Revenue Share provided in this Agreement for as long as the Wells produce in paying quantities and Maxim receives payments for Maxim's Net Revenue.

(d) Investor and Maxim both acknowledge and agree that this Agreement does not constitute an assignment in the Wells of an overriding royalty interest, a net profits interest, a production payment or any other similar interest. Instead, this Agreement is a contractual agreement whereby Maxim will share with Investor a portion of the net revenue that Maxim receives from the production of oil and/or gas from the Wells. Therefore, Investor and Maxim further acknowledge and agree that Investor's Net Revenue Share does not constitute an interest in real property and neither this Agreement nor any memorandum thereof will be recorded in the real property records of any county, including the counties in which the Wells are located.

2. Miscellaneous.

(a) Investor may not assign this Agreement without the prior written consent of Maxim. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

(b) This Agreement shall be construed, interpreted and governed by the laws of the State of Texas without giving effect to any conflicts of law principles. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. VENUE OF ANY LITIGATION BROUGHT IN CONNECTION WITH THIS AGREEMENT SHALL BE IN THE COURTS LOCATED IN HARRIS COUNTY, TEXAS, AND THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO CLAIM VENUE NONCONVENIENS. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover documented costs and reasonable attorney's fees from the other party.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous and contemporaneous written or oral agreements and commitments with respect to the subject matter hereof. No provisions of this Agreement may be waived, changed, terminated, modified or discharged, orally or otherwise, except by a writing of subsequent date hereto which is executed by a party against whom the waiver, charge, termination, modification or discharge is sought to be enforced. Neither the course of conduct between the parties nor trade usage will act to modify or alter the provisions of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually, or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

(e) In the event any provision hereof, or the application thereof in any circumstances, is held to be invalid, illegal, or unenforceable by a final or unappealable order, decree, or judgment of any court, the provision in question shall be deemed replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision within the jurisdiction of such court and the Agreement shall otherwise remain in full force and effect in such jurisdiction and in its entirety in other jurisdictions.

(f) The parties covenant and agree on behalf of themselves, their successors, and their assigns, without further consideration, to prepare, execute, acknowledge, file, publish, and deliver such other instruments, documents, and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

(g) Investor acknowledges and represents to Maxim that it is an experienced and knowledgeable investor in the oil and gas business. Investor acknowledges that is has read this Agreement, has had the opportunity to review it with an attorney of its choice, and has agreed to all of its terms. Under these circumstances, the parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

(h) Each of the parties waives any liability for exemplary, punitive or consequential damages which may be suffered by the other party in connection with this Agreement.

(i) MAXIM HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, AND INVESTOR DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY OR QUANTITY OF HYDROCARBONS PRODUCED OR THAT MAY BE PRODUCED FROM THE WELLS OR ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO MAXIM'S TITLE IN THE WI AND NRI IN THE WELLS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

Investor	Maxim TEP, Inc.
By: ______________________	By: ______________________
Name: ______________________	Name: Dan Williams
	Title: President & CEO
Address for Investor:	Address for Maxim TEP, Inc.
______________________	9400 Grogan's Mill Road, Suite 205
______________________	The Woodlands, Texas 77380
	Fax: (281) 466-1522
	E-mail: dan@maximtep.com
	Attn: Dan Williams

EXHIBIT A

DESCRIPTION OF THE WELLS

The following oil and gas wells are located in ________County, California:

[describe the seven wells in Sledge Hamar/South Belridge in the San Joaquin Basin in which Investor has an interest]

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